UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2010

ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-5491	75-0759420
(State or other jurisdiction	(Commission file Number)	(IRS Employer
of incorporation)		Identification No.)

2800 POST OAK BOULEVARD
SUITE 5450
HOUSTON, TEXAS	77056
(Address of principal executive offices)	(zip code)

(713) 621-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 7.01. Regulation FD Disclosure

The following information is furnished pursuant to Item 7.01:

The Offshore and Land Rig Fleet and Contract Status Reports for Rowan Companies, Inc., each as of June 25, 2010, is attached as Exhibit 99.1 and 99.2.

Item 8.01. Other Events

Following the Deepwater Horizon incident, the Bureau of Ocean Energy Management, Regulation and Enforcement (formerly known as the Minerals Management Service) issued two Notices to Lessees (NTLs) implementing new safety regulations and information requirements applicable to shallow water drilling operations in the U.S. Gulf of Mexico.  These NTLs impact the ability of our customers to obtain new permits on a timely basis and continue operations uninterrupted under existing permits.  We are working with our customers to meet these requirements.

To date and as set forth in the Company's Offshore Fleet Status filed as an exhibit to this Current Report on Form 8-K, the Company has seven jack-up drilling rigs that have been impacted by the requirements of these recent NTLs.  The Rowan Juneau and the Rowan Alaska are currently stacked and are unlikely to receive new contracts until the issuance of permits resumes.  The Rowan EXL-I and the Rowan Gorilla II are under contract but we do not believe have permitted work beyond their current operations for the duration of remaining operations, estimated at 20 and 30 days, respectively.  The Rowan Louisiana, the Bob Palmer and the Cecil Provine are under contract but are waiting on permits.

On June 22, 2010, the Company received a notice of declaration of force majeure from the operator of the Cecil Provine.  The Company is evaluating its response to this notice.

Permitted activities are expected to take the Rowan Mississippi and the Ralph Coffman through their contracted terms.  However, compliance with the new regulatory requirements may result in some interruption of operations.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Exhibit Description

99.1	Offshore Rig Fleet and Contract Status at June 25, 2010

99.2	Land Rig Fleet and Contract Status at June 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROWAN COMPANIES, INC.

By:	/s/ William H. Wells
William H. Wells
Senior Vice President - Finance and CFO
(Principal Financial Officer)

Dated: June 25, 2010

EXHIBIT INDEX

EXHIBIT DESCRIPTION

Exhibit
Number	Exhibit Description

99.1	Offshore Rig Fleet and Contract Status at June 25, 2010

99.2	Land Rig Fleet and Contract Status at June 25, 2010